Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-47074; 33-47147; 33-57557; 33-63101; 333-66129; 333-72787 and 333-78953) of FirstMerit Corporation of our report dated March 2, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Columbus, Ohio
March 13, 2006